
                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                       NAVISTAR INTERNATIONAL CORPORATION

                                    AS ISSUER

                   INTERNATIONAL TRUCK AND ENGINE CORPORATION

                                  AS GUARANTOR

                                       AND

                                ----------------

                            BNY MIDWEST TRUST COMPANY

                                   AS TRUSTEE

                                ----------------

                                  $190,000,000

              2 1/2% SENIOR CONVERTIBLE NOTES DUE DECEMBER 15, 2007

                                ----------------

                                    INDENTURE

                          DATED AS OF DECEMBER 16, 2002

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Definitions.................................................................................1
SECTION 1.02. Other Definitions...........................................................................9
SECTION 1.03. Incorporation by Reference of Trust Indenture Act..........................................10
SECTION 1.04. Rules of Construction......................................................................10

                                   ARTICLE II

                              THE CONVERTIBLE NOTES

SECTION 2.01. Form and Dating............................................................................11
SECTION 2.02. Execution and Authentication...............................................................12
SECTION 2.03. Registrar, Paying Agent and Conversion Agent...............................................12
SECTION 2.04. Paying Agent To Hold Money in Trust........................................................13
SECTION 2.05. Holder Lists...............................................................................13
SECTION 2.06. Transfer and Exchange......................................................................13
SECTION 2.07. Additional Transfer and Exchange Requirements..............................................14
SECTION 2.08. Replacement Convertible Notes..............................................................20
SECTION 2.09. Outstanding Convertible Notes..............................................................21
SECTION 2.10. When Convertible Notes Owned by the Company or an Affiliate are Disregarded................21
SECTION 2.11. Temporary Convertible Notes................................................................22
SECTION 2.12. Cancellation...............................................................................22
SECTION 2.13. Defaulted Interest.........................................................................22
SECTION 2.14. CUSIP Number...............................................................................22

                                   ARTICLE III

                                    COVENANTS

SECTION 3.01. Payment of Convertible Notes...............................................................23
SECTION 3.02. Reports by the Company.....................................................................23
SECTION 3.03. Compliance Certificate.....................................................................24
SECTION 3.04. Maintenance of Office or Agency............................................................24
SECTION 3.05. Continued Existence........................................................................24
SECTION 3.06. Repurchase Upon Fundamental Change.........................................................24
SECTION 3.07. Appointments to Fill Vacancies in Trustee's Office.........................................27
SECTION 3.08. Stay, Extension and Usury Laws.............................................................27
SECTION 3.09. Taxes......................................................................................27
SECTION 3.10. Investment Company Act.....................................................................27
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SECTION 3.11. Limitation on Guarantees by Subsidiaries...................................................28

                                   ARTICLE IV

                                   SUCCESSORS

SECTION 4.01. When the Company May Merge, Etc............................................................29
SECTION 4.02. Successor Corporation Substituted..........................................................30
SECTION 4.03. Purchase Option on Fundamental Change......................................................30

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default..........................................................................30
SECTION 5.02. Acceleration...............................................................................31
SECTION 5.03. Other Remedies.............................................................................32
SECTION 5.04. Waiver of Past Defaults....................................................................32
SECTION 5.05. Control by Majority........................................................................32
SECTION 5.06. Limitation on Suits........................................................................33
SECTION 5.07. Rights of Holders To Receive Payment.......................................................33
SECTION 5.08. Collection Suit by Trustee.................................................................33
SECTION 5.09. Trustee May File Proofs of Claim...........................................................33
SECTION 5.10. Priorities.................................................................................34
SECTION 5.11. Undertaking for Costs......................................................................34

                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 6.01. Duties of the Trustee......................................................................35
SECTION 6.02. Rights of the Trustee......................................................................36
SECTION 6.03. Individual Rights of the Trustee...........................................................37
SECTION 6.04. Trustee's Disclaimer.......................................................................37
SECTION 6.05. Notice of Defaults.........................................................................38
SECTION 6.06. Reports by the Trustee to Holders..........................................................38
SECTION 6.07. Compensation and Indemnity.................................................................38
SECTION 6.08. Replacement of the Trustee.................................................................39
SECTION 6.09. Successor Trustee by Merger, etc...........................................................40
SECTION 6.10. Eligibility, Disqualification..............................................................40
SECTION 6.11. Preferential Collection of Claims Against Company..........................................40

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                                   ARTICLE VII

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 7.01. Discharge of Indenture.....................................................................41
SECTION 7.02. Deposited Monies to be Held in Trust by Trustee............................................41
SECTION 7.03. Paying Agent to Repay Monies Held..........................................................41
SECTION 7.04. Return of Unclaimed Monies.................................................................41
SECTION 7.05. Reinstatement..............................................................................42

                                  ARTICLE VIII

                                   AMENDMENTS

SECTION 8.01. Without the Consent of Holders.............................................................42
SECTION 8.02. With the Consent of Holders................................................................43
SECTION 8.03. Compliance with the Trust Indenture Act....................................................44
SECTION 8.04. Revocation and Effect of Consents..........................................................44
SECTION 8.05. Notation on or Exchange of Convertible Notes...............................................45
SECTION 8.06. Trustee Protected..........................................................................45

                                   ARTICLE IX

                                   GUARANTEES

SECTION 9.01. Subsidiary Guarantees......................................................................45
SECTION 9.02. Obligations of Subsidiary Guarantors Unconditional.........................................47
SECTION 9.03. Limitation on Subsidiary Guarantors' Liability.............................................47
SECTION 9.04. Releases of Subsidiary Guarantees..........................................................48
SECTION 9.05. Release of International Guarantee.........................................................48
SECTION 9.06. Application of Certain Terms and Provisions to Subsidiary Guarantors.......................48

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Trust Indenture Act Controls..............................................................49
SECTION 10.02. Notices...................................................................................49
SECTION 10.03. Communication by Holders With Other Holders...............................................50
SECTION 10.04. Certificate and Opinion as to Conditions Precedent........................................50
SECTION 10.05. Statements Required in Certificate or Opinion.............................................50
SECTION 10.06. Rules by Trustee and Agents...............................................................51
SECTION 10.07. Legal Holidays............................................................................51
SECTION 10.08. No Recourse Against Others................................................................51
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SECTION 10.09. Counterparts..............................................................................51
SECTION 10.10. Other Provisions..........................................................................51
SECTION 10.11. Governing Law.............................................................................52
SECTION 10.12. No Adverse Interpretation of Other Agreements.............................................52
SECTION 10.13. Successors................................................................................52
SECTION 10.14. Severability..............................................................................52
SECTION 10.15. Table of Contents, Headings, etc..........................................................52

                                   ARTICLE XI

                         CONVERSION OF CONVERTIBLE NOTES

SECTION 11.01. Right of Conversion.......................................................................53
SECTION 11.02. Exercise of Conversion Privilege; Issuance of Common Stock on
                Conversion; No Adjustment for Interest or Dividends......................................53
SECTION 11.03. Cash Payments in Lieu of Fractional Shares................................................54
SECTION 11.04. Conversion Price..........................................................................55
SECTION 11.05. Adjustment of Conversion Price............................................................55
SECTION 11.06. Effect of Reclassification, Consolidation, Merger or Sale.................................63
SECTION 11.07. Taxes on Shares Issued....................................................................64
SECTION 11.08. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock...................64
SECTION 11.09. Responsibility of Trustee.................................................................65
SECTION 11.10. Notice to Holders Prior to Certain Actions................................................65
SECTION 11.11. Restriction on Common Stock Issuable Upon Conversion......................................66

Exhibit A     Face of Security
Exhibit B     Form of Restricted Common Stock Legend
Exhibit C     Form of Transfer Certificate for Transfer of Restricted Common
              Stock

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                                                                               5

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                                           Section
                                                                                                          -------
310(a)(1).......................................................................................       6.10
   (a)(2).......................................................................................       n/a
   (a)(3).......................................................................................       n/a
   (a)(4).......................................................................................       n/a
   (a)(5).......................................................................................       n/a
   (b)..........................................................................................       6.10
   (c)..........................................................................................       n/a

311(a)..........................................................................................       6.11
   (b)..........................................................................................       6.11
   (c)..........................................................................................       n/a

312(a)..........................................................................................       2.05
   (b)..........................................................................................       10.03
   (c)..........................................................................................       10.03

313(a)..........................................................................................       6.06
   (b)(1).......................................................................................       3.02
   (b)(2).......................................................................................       3.02, 6.06
   (c)..........................................................................................       3.02, 6.06
   (d)..........................................................................................       3.02

314(a)..........................................................................................       10.05
   (b)..........................................................................................       n/a
   (c)(1).......................................................................................       n/a
   (c)(2).......................................................................................       n/a
   (c)(3).......................................................................................       n/a
   (d)..........................................................................................       n/a
   (e)..........................................................................................       n/a
   (f)..........................................................................................       n/a

315(a)..........................................................................................       n/a
   (b)..........................................................................................       n/a
   (c)..........................................................................................       n/a
   (d)..........................................................................................       n/a
   (e)..........................................................................................       n/a

316(a)(last sentence)...........................................................................       n/a
     (a)(1)(A)..................................................................................       n/a

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
                                                                                                         Section
                                                                                                         -------
   (a)(1)(B)....................................................................................       n/a
   (a)(2).......................................................................................       n/a
   (b)..........................................................................................       n/a
   (c)..........................................................................................       n/a

317(a)(1).......................................................................................       n/a
   (a)(2).......................................................................................       n/a
   (b)..........................................................................................       n/a

318(a)..........................................................................................       n/a
   (b)..........................................................................................       n/a
   (c)..........................................................................................       10.01

----------
"n/a" means not applicable.

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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                                  THIS INDENTURE, dated as of December 16, 2002,
                          is by and among Navistar International Corporation, a Delaware corporation (the "Company"), International Truck and Engine Corporation, a Delaware corporation ("International"), and BNY Midwest Trust Company, an Illinois banking company (the "Trustee").

          The Company has duly authorized the creation of its 2 1/2% Senior Convertible Notes Due December 15, 2007 (the "Convertible Notes"), and to provide therefore the Company, International and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Convertible Notes:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01.  DEFINITIONS.

          "Additional Interest" has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

          "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

          "Applicable Indebtedness" means any Indebtedness of the Company, whether existing on the Issue Date or thereafter issued, (1) in the form of, or represented by, bonds or other securities (other than promissory notes or similar evidences of Indebtedness under revolving credit, term loans or similar financing agreements) or any guarantee thereof or (2) that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

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                                                                               2

          "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Convertible Notes compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Sale Price" of the Common Stock means, with respect to any Conversion Date, the average of the Sales Prices of the Common Stock for each Trading Day in the five Trading Day period immediately following the date on which the Company delivers the notice described in Section 11.02.

          "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such person's capital stock, including each class of common or preferred stock of such person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of the Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The "Stated Maturity" of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

          "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

          "Change of Control" means the occurrence of one or more of the following events: (1) the Company consolidates with or merges into another person (other than a direct or indirect wholly-owned subsidiary) and the holders of the Common Stock of the Company immediately prior to the transaction receive for their Common Stock shares of the resulting or surviving entity (or its parent) which in the aggregate represent less than a majority of the total voting power of all classes of voting stock that are normally entitled to vote in the election of directors of the resulting or surviving entity (or its parent) immediately after the transaction; (2) any person (other than a direct or indirect wholly-owned subsidiary) consolidates with or merges into the Company and the holders of the Common Stock of the Company immediately prior to the transaction beneficially own shares of the resulting or surviving entity which in the aggregate represent less than a majority of the total voting power of all classes of voting stock that are normally entitled to vote in the election of directors of the resulting or surviving entity (or its parent) immediately after the transaction; (3) the Company, or the Company together with its subsidiaries taken as a whole, sells, conveys, transfers or leases all or substantially all of their properties and assets to any person or group in one or a series of transactions other than (i) to one or more of its direct or indirect wholly-owned subsidiaries, (ii) in a Permitted Joint Venture or

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                                                                               3

(iii) a transaction in which the holders of the Common Stock of the Company immediately prior to the transaction receive for their Common Stock shares of the transferee or lessee (or its parent) which in the aggregate represent a majority of the total voting power of all classes of voting stock that are normally entitled to vote in the election of directors of the transferee or lessee (or its parent) immediately after the transaction; (4) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than employee or retirement benefit plans or trusts sponsored or established by the Company or its subsidiaries is or becomes after the issue date of the notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding voting stock that is normally entitled to vote in the election of directors of the Company; (5) the outstanding Common Stock of the Company is reclassified into, exchanged for or converted into the right to receive any other property or security (other than in connection with a consolidation or merger covered by clause (1) or (2) of this paragraph); PROVIDED that a Change of Control shall not be deemed to have occurred with respect to the Company if at least 90% of the aggregate fair market value (as determined by the Company's Board of Directors) of the property and securities received or retained by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of voting common stock of the successor person (or its parent) that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on the NASDAQ Stock Market.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means any stock of any class of the Company (as defined below) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.06, however, shares issuable on conversion of Convertible Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the party named as such above until a successor replaces it in accordance with Article IV and thereafter means the successor. References to the Company shall not include any subsidiary.

          "Conversion Price" means the initial conversion price specified in the form of Convertible Note in Paragraph 14 of such form, as adjusted in accordance with the provisions of Article XI.

          "Convertible Notes" means the 2 1/2% Senior Convertible Notes Due December 15, 2007 issued, authenticated and delivered under this Indenture.

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                                                                               4

          "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; which as of the date hereof, is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

          "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

          "Disqualified Capital Stock" means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the first anniversary of the Maturity Date or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the Maturity Date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fundamental Change" means the occurrence of a Change of Control, a Termination of Trading or a Liquidation or Dissolution Plan.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

          "Global Security" means a permanent Global Security that is in substantially the form attached hereto as EXHIBIT A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

          "Indebtedness" means, with respect to any person, at any date, any of the following, without duplication:

               (1) any liability, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof),
          (b) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property, but excluding trade accounts payable of such person arising in the ordinary course of business;

               (2) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such

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                                                                               5

          property), but excluding trade accounts payable of such person arising in the ordinary course of business;

               (3) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business;

               (4) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such person, whether or not such Indebtedness is assumed by such person or is not otherwise such person's legal liability; PROVIDED that if the obligations so secured have not been assumed by such person or are otherwise not such person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such lien or the fair market value of the assets or property securing such lien;

               (5) all Indebtedness of others (including all dividends of other persons the payment of which is) guaranteed, directly or indirectly, by such person or that is otherwise its legal liability or which such person has agreed to purchase or repurchase or in respect of which such person has agreed contingently to supply or advance funds;

               (6) all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any; and

               (7) all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

          The amount of Indebtedness of any person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, PROVIDED that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

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                                                                               6

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Purchaser" means Credit Suisse First Boston Corporation.

          "Interest Payment Date" means June 15 and December 15 of each year.

          "International Guarantee" means the guarantee of the Convertible Notes by International pursuant to the terms hereof.

          "Investment Grade" means: (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB-; and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

          "Issue Date" means December 16, 2002.

          "Liquidation or Dissolution Plan" means a plan adopted by the Company relating to the liquidation or dissolution of the Company while it is subject to this Indenture.

          "Maturity Date" means December 15, 2007.

          "Moody's" means Moody's Investors Service and its successors.

          "Note Custodian" means BNY Midwest Trust Company, as custodian with respect to any Global Security, or any successor entity thereto.

          "Offering Memorandum" means the offering memorandum dated December 11, 2002, relating to the Convertible Notes, including all amendments and supplements thereto.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by any two of the following Officers of the Company: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Controller or the Secretary, and delivered to the Trustee. One of the officers giving an Officers' Certificate given pursuant to Section
3.03 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company.

          A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

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                                                                               7

          "Permitted Joint Venture" means any person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which the Company or its subsidiaries is engaged, or a reasonably related business, and the capital stock or other equity interests of which is owned directly or indirectly by the Company and one or more persons other than the Company and its affiliates.

          "Rating Agency" means each of (1) S&P and (2) Moody's.

          "Registration Rights Agreement" means the Registration Rights Agreement relating to the Convertible Notes and Common Stock issuable upon conversion of such Convertible Notes dated as of December 16, 2002, by and among the Company, International and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

          "Regular Record Date" means the June 1 or December 1 immediately preceding each Interest Payment Date.

          "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

          "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

          "Restricted Global Security" means a Global Security which is a Transfer Restricted Security.

          "S&P" means Standard & Poor's Ratings Services and its successors.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary Guarantor transfers such property to a person and the Company or a Subsidiary Guarantor leases it from such person.

          "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, appropriately adjusted to take into account the occurrence after the applicable Conversion Date of an event that would result in an adjustment of the Conversion Price.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

          "Subsidiary Guarantor" means International and any subsidiary of the Company that becomes a guarantor of the Convertible Notes pursuant to Section 3.11.

          "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Notes are then convertible) is neither listed for trading on a U.S. national securities exchange or approved for trading on the NASDAQ Stock Market.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 8.03 and 11.06.

          "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Unrestricted Certificated Security" means a Certificated Security that is not a Transfer Restricted Security.

          "Unrestricted Global Security" means a Global Security that is not a Transfer Restricted Security.

          "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Convertible Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          SECTION 1.02.  OTHER DEFINITIONS.

                                                                                                       Defined in
                                                                                                        Section
                                                                                                      ----------
"Agent Member" ................................................................................          2.01
"Bankruptcy Law"...............................................................................          5.01
"Benefited Party"..............................................................................          9.01
"business day".................................................................................         10.07
"closing price"................................................................................         11.05
"Conversion Agent".............................................................................          2.03
"Conversion Date"..............................................................................         11.02
"Current Market Price".........................................................................         11.05
"Custodian"....................................................................................          5.01
"Defaulted Interest Payment Date"..............................................................          2.13
"Depositary"...................................................................................          2.01
"DTC"..........................................................................................          2.01
"Event of Default".............................................................................          5.01
"Expiration Time"..............................................................................         11.05
"fair market value"............................................................................         11.05
"Fundamental Change Date"......................................................................          3.06
"Fundamental Change Offer".....................................................................          3.06
"Fundamental Change Payment"...................................................................          3.06
"Fundamental Change Payment Date"..............................................................          3.06
"Investment Company Act".......................................................................          3.10
"Legal Holiday"................................................................................         10.07
"non-electing share"...........................................................................         11.05
"Paying Agent".................................................................................          2.03
"Purchase Agreement"...........................................................................          2.01
"Purchased Shares".............................................................................         11.05
"Record Date"..................................................................................         11.05
"Registrar"....................................................................................          2.03
"Register".....................................................................................          2.03
"Regulation S".................................................................................          2.01
"Rule 144A"....................................................................................          2.01
"Securities"...................................................................................         11.05
"Subsidiary Guarantee".........................................................................          3.11

                                                                                                      Defined in
                                                                                                        Section
                                                                                                      ----------
"Transfer Certificate".........................................................................          2.07
"Transfer Restricted Security".................................................................          2.07
"Trigger Event"................................................................................         11.05

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Commission;

          "indenture securities" means the Convertible Notes and the guarantee thereof by International;

          "indenture security holder" means a holder of a Convertible Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Convertible Notes means the Company, International or any other obligor on the Convertible Notes.

          All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) the male, female and neuter genders include one another;

               (6) all references to any amount of interest or any other amount payable on or with respect to any of the Convertible Notes shall be deemed to include payment of any Additional Interest pursuant to the Registration Rights Agreement; and

               (7) "including" means including without limitation.

                                   ARTICLE II

                              THE CONVERTIBLE NOTES

          SECTION 2.01. (a) FORM AND DATING. The Convertible Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A, which is hereby incorporated in and expressly made part of this Indenture. The Convertible Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Convertible Notes are being offered and sold by the Company pursuant to a Purchase Agreement dated December 11, 2002 (the "Purchase Agreement"), among the Company, International and the Initial Purchaser. Each Convertible Note shall be dated the date of its authentication.

          (b) RESTRICTED GLOBAL SECURITIES. All of the Convertible Notes are initially being offered and sold in reliance on Rule 144A ("Rule 144A") or in reliance on Regulation S ("Regulation S") under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Convertible Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

          (c) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Convertible Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Convertible Notes from time to time endorsed thereon and that the aggregate amount of outstanding Convertible Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Convertible Notes. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Convertible Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. An Officer shall sign the Convertible Notes for the Company by manual or facsimile signature. Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Convertible Note which has been authenticated and delivered by the Trustee.

          If an Officer whose signature is on a Convertible Note no longer holds that office at the time the Trustee authenticates the Convertible Note, the Convertible Note shall be valid nevertheless.

          A Convertible Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Convertible Note. The signature shall be conclusive evidence that the Convertible Note has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $190 million of 2 1/2% Senior Convertible Notes Due December 15, 2007, which will initially be represented by a Restricted Global Security. On the date the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective, the Trustee will authenticate and deliver (after the Company has complied with the terms of this Indenture) an additional note in the form of an Unrestricted Global Security which, together with the initial Restricted Global Security, shall not exceed $190 million.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Convertible Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Convertible Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent, Conversion Agent (each as hereinafter defined) or agent for service of notices and demands.

          SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where Convertible Notes may be presented for registration of transfer or for exchange into other Convertible Notes ("Registrar"); (ii) where Convertible Notes may be presented for payment ("Paying Agent"); (iii) where Convertible Notes may be presented for conversion into Common Stock (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Convertible Notes and this Indenture may be served by the holders of the Convertible Notes. The Registrar shall keep a register ("Register") of the Convertible Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this

Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of
Article VIII and Section 4.06, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Convertible Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Convertible Notes, and will notify the Trustee of any default by the Company or any Subsidiary Guarantor in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Notes all money held by it as Paying Agent. Upon written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds held by it for two years in any capacity hereunder or as directed by applicable escheat authorities. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 2.04 shall be held uninvested and without any liability for interest.

          SECTION 2.05. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Notes.

          SECTION 2.06. TRANSFER AND EXCHANGE. The Convertible Notes shall be issued in registered form and shall be transferable only upon the surrender of a Convertible Note for registration of transfer. When a Convertible Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are satisfied. When Convertible Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Convertible Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Convertible Notes at the Registrar's or co-registrar's request. The Company or the Registrar may require payment by the holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

          Prior to the due presentation for registration of transfer of any Convertible Note, the Company, the Trustee, the Paying Agent, the Conversion Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Convertible Note is registered as the absolute owner of such Convertible Note for the purpose of receiving payment of principal of and (subject to the provisions of the Convertible Notes with respect to record dates) interest on such Convertible Note and for all other purposes whatsoever, including for conversion into Common Stock, whether or not such Convertible Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Convertible Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Convertible Notes surrendered upon such transfer or exchange.

          SECTION 2.07. ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS. (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

               (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) an Event of Default has occurred and is continuing or (z) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Securities. In any such case, the Company shall execute, and the Trustee shall, upon receipt of an order from the Company (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Convertible Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

               (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.07(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the

          Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.07(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a holder to a Registrar with a request:

               (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

               (2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under this Indenture are satisfied; PROVIDED that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (3) shall be duly endorsed or accompanied by an assignment form and, if applicable, a Transfer Certificate each in the form included in EXHIBIT A, and in a form satisfactory to the Registrar duly executed by the holder thereof or its attorney duly authorized in writing; and

               (4) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

          (i) if such Restricted Certificated Security is being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a subsidiary of the Company, a certification to that effect from such holder (in substantially the form set forth in the Transfer Certificate);

          (ii) if such Restricted Certificated Security is being transferred to a person the holder reasonably believes is a qualified institutional buyer as defined in Rule 144A ("QIB") in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such holder (in substantially the form set forth in the Transfer Certificate); or

          (iii) if such Restricted Certificated Security is being transferred
     (x) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (y) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act or
     (z)(A) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144 or Rule 904), and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

          (c) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

               (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

               (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (ii) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act or
          (iii) (A) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144 or Rule 904) and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs or persons taking in compliance with Regulation S may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

          (e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.07(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the holders stating that holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a holder to a Registrar with a request:

          (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

          (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; PROVIDED that the Certificated Securities presented or surrendered for registration of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the provisions of Section 2.07(b)(y)(1);

               (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

          (i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such holder (in substantially the form set forth in the Transfer Certificate); or

          (ii) if such Restricted Certificated Security is being transferred (x) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (y) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act or
     (z)(A) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144 or Rule 904) and
     (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

               (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred in compliance with Regulation S or to a person the holder reasonably believes is a QIB (which, in the case of an exchange, shall be such holder) in accordance with Rule 144A;

               (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

               (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred in compliance with Regulation S or to a person the holder reasonably believes is a QIB (which, in the case of an exchange, shall be such holder) in accordance with Rule 144A.

          (f) LEGENDS.

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                                                                              19

               (1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Convertible Notes issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to EXHIBIT A hereto (each a "Transfer Restricted Security" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 5 to EXHIBIT A hereto.

               (2) Upon any sale or transfer of a Transfer Restricted Security
          (v) after the expiration of the holding period applicable to sales of the Convertible Notes under Rule 144(k) of the Securities Act, (w) pursuant to Rule 144, (x) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act (y) pursuant to an effective registration statement under the Securities Act or
          (z)(A) pursuant to any other available exemption (other than Rule 144A, Rule 144 or Rule 904) from the registration requirements of the Securities Act and (B) as a result, such Security shall cease to be a "restricted security" within the meaning of Rule 144:

          (i) in the case of any Restricted Certificated Security, any Registrar shall permit the holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.07(e) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; PROVIDED that the holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.07; and

          (ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.07(a)(2); and PROVIDED FURTHER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.07.

               (3) Upon the exchange, registration of transfer or replacement of Convertible Notes not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Convertible Notes that do not bear such legend and that do not have a Transfer Certificate attached thereto.

               (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall

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                                                                              20

          authenticate and deliver a Global Security or Certificated Security that does not bear such legend and that do not have a Transfer Certificate attached thereto.

          (g) TRANSFERS TO THE COMPANY. Nothing in this Indenture or in the Convertible Notes shall prohibit the sale or other transfer of any Convertible Notes (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

          (h) NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Convertible Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depository) of any notice or the payment of any amount, under or with respect to such Convertible Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Convertible Notes shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the Applicable Procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Notes (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.08. REPLACEMENT CONVERTIBLE NOTES. If the holder of a Convertible Note claims that its Convertible Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Note, the holder of a Convertible Note must provide a certificate of loss and an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Note.

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                                                                              21

          The Trustee or any authenticating agent may authenticate any such substituted Convertible Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Note, which has matured or is about to mature, or which has been submitted for repurchase pursuant to Section 3.06 or is about to be converted into Common Stock pursuant to Article XI, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Convertible Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Convertible Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or exchange agent of the destruction, loss or theft of such Convertible Note and of the ownership thereof.

          Every replacement Convertible Note is an additional obligation of the Company and any Subsidiary Guarantor and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Convertible Notes duly issued, authenticated and delivered hereunder.

          SECTION 2.09. OUTSTANDING CONVERTIBLE NOTES. The Convertible Notes outstanding at any time are all the Convertible Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Convertible Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Note is held by a bona fide purchaser.

          If Convertible Notes are considered paid under Section 3.01 or converted under Article XI, they cease to be outstanding, and interest on them ceases to accrue.

          Subject to Section 2.10 hereof, a Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Note.

          SECTION 2.10. WHEN CONVERTIBLE NOTES OWNED BY THE COMPANY OR AN AFFILIATE ARE DISREGARDED. In determining whether the holders of the required principal amount of Convertible Notes have concurred in any direction, waiver or consent, Convertible Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

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                                                                              22

          SECTION 2.11. TEMPORARY CONVERTIBLE NOTES. Until definitive Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Notes. Temporary Convertible Notes shall be substantially in the form of definitive Convertible Notes but may have variations that the Company considers appropriate for temporary Convertible Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Convertible Notes in exchange for temporary Convertible Notes.

          SECTION 2.12. CANCELLATION. The Company at any time may deliver Convertible Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Notes surrendered to them for registration of transfer, exchange for other Convertible Notes, payment, replacement, repurchase or cancellation. The Trustee and no one else may cancel Convertible Notes surrendered for registration of transfer, exchange for other Convertible Notes, payment, replacement, repurchase or cancellation. The Trustee shall dispose of canceled Convertible Notes in accordance with its then customary procedures, unless the Company shall request in writing that such cancelled Convertible Notes be delivered to it. The Company may not issue new Convertible Notes to replace Convertible Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to Article XI hereof or (ii) submitted for repurchase pursuant to Section 3.06 hereof (unless revoked).

          SECTION 2.13. DEFAULTED INTEREST. If the Company fails to make a payment of interest on the Convertible Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, to the holder thereof. If such default in the payment of interest continues for 30 days, the Company shall, in the case of Certificated Notes, establish a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. If no special Record Date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Certificated Notes, holders of record on the original Record Date shall be entitled to such payment of defaulted interest and any such interest payable on the defaulted interest and (ii) in the case of Global Notes, holders on the Default Interest Payment Date (as defined in the next sentence) shall be entitled to such defaulted interest and any such interest payable on the defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Convertible Note and the date of the proposed payment (a "Defaulted Interest Payment Date"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment.

          SECTION 2.14. CUSIP NUMBER. The Company in issuing the Convertible Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of repurchase as a convenience to holders of Convertible Notes; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Convertible Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Notes; and PROVIDED FURTHER that neither the Trustee nor any Registrar shall have any liability as to the correctness or accuracy of any

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                                                                              23

CUSIP number so printed in the notice. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE III

                                    COVENANTS

          SECTION 3.01. PAYMENT OF CONVERTIBLE NOTES. The Company shall pay the principal of and interest on the Convertible Notes on the dates and in the manner provided in the Convertible Notes. Principal, interest and the Fundamental Change Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest or the Fundamental Change Payment then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Convertible Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

          SECTION 3.02. REPORTS BY THE COMPANY. The Company covenants, so long as any Convertible Note is outstanding:

          (a) to file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and mail or cause the Trustee to mail to the holders at their addresses as set forth in the Register, copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a class of securities registered under the Exchange Act;

          (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and

          (c) to cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the stockholders of the Company, to the holders at their addresses as set forth in the Register.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company's compliance with any of its covenants hereunder, PROVIDED that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder.

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                                                                              24

          SECTION 3.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of its fiscal year, an Officers' Certificate stating that neither of the signers thereof has any knowledge, after due investigation during the preceding fiscal year made under the supervision of the signing officers, of any Default or Event of Default (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). As of the date hereof, the fiscal year of the Company ends on October 31.

          The Company shall, so long as any of the Convertible Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 3.04. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain or cause to be maintained the office or agency required under Section
2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Notes may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

          SECTION 3.05. CONTINUED EXISTENCE. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 3.06. REPURCHASE UPON FUNDAMENTAL CHANGE. Following a Fundamental Change (the date of each such occurrence being the "Fundamental Change Date") prior to the Maturity Date, the Company shall notify the Trustee, and the Trustee shall notify holders of Convertible Notes in writing, of such occurrence and shall make an offer (the "Fundamental Change Offer") to repurchase all Convertible Notes then outstanding at a repurchase price in cash (the "Fundamental Change Payment") equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if the Fundamental Change Payment Date is also an Interest Payment Date, accrued and unpaid interest will be paid to the holders of record of Convertible Notes on the Record Date rather than included in the Fundamental Change Payment), to, but excluding, the Fundamental Change Payment Date (as defined below).

          Notice of a Fundamental Change shall be mailed by the Trustee to the holders of Convertible Notes as shown on the Register and to beneficial owners as required by law not more than 30 days after the applicable Fundamental Change Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Paying Agent. During the period specified in such notice, holders of Convertible Notes may elect to tender their Convertible Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Convertible Notes properly tendered pursuant to this Section on the day (the "Fundamental Change Payment Date") which shall be the sixtieth day after the date of the notice of the applicable Fundamental Change.

          The notice, which shall govern the terms of the Fundamental Change Offer, shall include such disclosures as are required by law and shall state:

          (a) that a Fundamental Change Offer is being made pursuant to this Indenture and that all Convertible Notes will be accepted for payment;

          (b) a brief description of the event, transaction or transactions that constitute the Fundamental Change;

          (c) the Fundamental Change Payment for each Convertible Note and the Fundamental Change Payment Date;

          (d) that any Convertible Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (e) that, unless the Company defaults on making the Fundamental Change Payment, any Convertible Note accepted for payment pursuant to the Fundamental Change Offer shall cease to accrue interest on the Fundamental Change Payment Date and no further interest shall accrue on or after such date;

          (f) that holders electing to have Convertible Notes repurchased pursuant to a Fundamental Change Offer will be required to deliver, no later than the sixtieth day after the date of the notice described in this paragraph, a repurchase notice electing to require the Company to repurchase all or some portion of the Convertible Notes held by such holder, which notice shall state (i) the name of the holder, (ii) the principal amount of Convertible Notes the holder is delivering for purchase which must be $1,000 or an integral multiple thereof and (iii) the Convertible Note certificate number (if any);

          (g) that holders of Convertible Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Fundamental Change Payment Date, a facsimile transmission or letter setting forth (i) the name of the holder, (ii) the principal amount of Convertible Notes the holder delivered for purchase,
     (iii) the Convertible Note certificate number (if any) delivered, (iv) a statement that such holder is withdrawing his election to have such Convertible Notes purchased, (v) the principal amount of Convertible Notes being withdrawn, (vi) the Convertible Note certificate number (if any) being withdrawn and (vii) the principal amount of Convertible Notes that remains subject to the Fundamental Change Offer, if any;

          (h) that holders whose Convertible Notes are repurchased only in part will be issued Convertible Notes equal in principal amount to the unpurchased portion of the Convertible Notes surrendered provided that the unpurchased portion shall be in an authorized denomination;

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                                                                              26

          (i) the instructions that holders must follow in order to tender their Convertible Notes; and

          (j) that in the case of a Fundamental Change Payment Date that is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Convertible Note is registered at the close of business on the Record Date immediately preceding such Interest Payment Date.

          Notwithstanding any other provision of this Indenture to the contrary, if the Fundamental Change Payment Date is on or after the Record Date but prior to the related Interest Payment Date, no payment of interest will be made to the holder of record on the Interest Payment Date with respect to any Note redeemed but rather will be included in the Fundamental Change Payment as described above.

          On the Fundamental Change Payment Date, the Company shall accept for payment all Convertible Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer. Prior to 10:00 a.m. (local time in The City of New
York) on the business day following the Fundamental Change Payment Date, the Company shall deposit with the Paying Agent money sufficient to pay the Fundamental Change Payment with respect to all Convertible Notes or portions thereof so tendered and accepted and deliver or cause to be delivered to the Trustee the Convertible Notes so accepted together with an Officers' Certificate setting forth the aggregate principal amount of Convertible Notes or portions thereof tendered to and accepted for payment by the Company. Promptly following the Fundamental Change Payment Date, the Paying Agent shall mail or deliver the Fundamental Change Payment to the holders of Convertible Notes so accepted and the Trustee shall as soon as reasonably practicable authenticate and mail or cause to be transferred by book entry to such holders a new Convertible Note equal in principal amount to any unpurchased portion of the Convertible Note surrendered, if any; PROVIDED that such new Convertible Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Convertible Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

          In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 11.06 applies in which the Common Stock of the Company is changed or exchanged into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 90% of the aggregate fair market value of such stock, securities or other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Convertible Notes to cause the Company to repurchase Convertible Notes following a Fundamental Change, including the applicable provisions of this Section 3.06 and the definitions of Fundamental Change, Change of Control and Termination of

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                                                                              27

Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

          There shall be no purchase of any Convertible Notes pursuant to this
Section 3.06 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Convertible Notes, of the required Fundamental Change repurchase notice) and is continuing, an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Convertible Notes). The Paying Agent will promptly return to the respective holders any Convertible Notes (x) with respect to which a Fundamental Change repurchase notice has been withdrawn in compliance with this Indenture or
(y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Payment with respect to such Convertible Notes) in which case upon such return the Fundamental Change repurchase notice with respect thereto shall be deemed to have been withdrawn.

          The Fundamental Change Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Convertible Notes to tender their Convertible Notes.

          SECTION 3.07. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.08, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 3.08. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Convertible Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 3.09. TAXES. The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; PROVIDED that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so would not reasonably be expected, in the aggregate, to have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 3.10. INVESTMENT COMPANY ACT. As long as any Convertible Notes are outstanding, the Company will conduct its business and operations so as not to become an

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                                                                              28

"investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

          SECTION 3.11. LIMITATION ON GUARANTEES BY SUBSIDIARIES. (a) The Company shall not cause or permit any of its subsidiaries, directly or indirectly, to guarantee the payment of any Applicable Indebtedness of the Company, unless such subsidiary of the Company simultaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of payment of the Convertible Notes by such subsidiary of the Company (a "Subsidiary Guarantee"); PROVIDED that:

               (i) (A) any guarantee by a subsidiary of the Company of such Applicable Indebtedness (1) is unsecured or (2) is secured and (I) in the case of any such guarantee of Applicable Indebtedness of the Company ranking PARI PASSU with the Convertible Notes, the Subsidiary Guarantee is secured equally and ratably with any liens securing such guarantee and (II) in the case of any such guarantee of Applicable Indebtedness of the Company subordinated to the Convertible Notes, the relevant Subsidiary Guarantee is secured on a basis ranking prior to the liens securing such guarantee and

               (B) (1) in the case of any such guarantee of Applicable Indebtedness of the Company subordinated or junior to the Convertible Notes (whether pursuant to its terms or by operation of law), such guarantee is subordinated pursuant to a written agreement to the relevant Subsidiary Guarantee at least to the same extent and in the same manner as such Applicable Indebtedness is subordinated to the Convertible Notes, or (2) the Subsidiary Guarantee is not subordinated or junior to any Indebtedness of such guarantor; and

          (ii) such guarantor waives, and agrees it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other subsidiary of the Company as a result of any payment by it under such Subsidiary Guarantee.

          (b) Notwithstanding the foregoing, any Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (a) the unconditional release or discharge of such guarantor's guarantees of all other Applicable Indebtedness of the Company (other than a release resulting from payment under such subsidiary's guarantees) or (b) any sale, exchange or transfer, to any person not an Affiliate of the Company, of all (but not less than all) of the Capital Stock of such guarantor, or all or substantially all of the assets of such guarantor, pursuant to a transaction which is in compliance with all of the terms of the Indenture.

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                                                                              29

                                   ARTICLE IV

                                   SUCCESSORS

          SECTION 4.01. WHEN THE COMPANY MAY MERGE, ETC. The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not it is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, as an entirety or substantially as an entirety, to any person or entity (other than to one or more direct or indirect wholly-owned subsidiaries or in a Permitted Joint Venture) unless:

          (a) either

               (i) it shall be the surviving or continuing corporation of that merger, consolidation or share exchange or

               (ii) if it shall not be the surviving or continuing corporation, the entity or person formed by or surviving any such consolidation, merger or share exchange (or its parent) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially as an entirety (or its parent):

                 (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

                 (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on the Convertible Notes and the performance of every covenant under the Convertible Notes and this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Convertible Notes upon a Fundamental Change in accordance with the penultimate paragraph of Section 3.06 and conversion rights in accordance with Section 11.06 to the extent required by such Sections;

          (b) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

          (c) it or such successor person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of this Section 4.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the

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                                                                              30

properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 4.02. SUCCESSOR CORPORATION SUBSTITUTED. (a) Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 4.01, the successor person formed by such consolidation, or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Notes.

          (b) In the event of a sale or disposition of all or substantially all of the assets or capital stock of International to a direct or indirect subsidiary of the Company, such successor subsidiary shall expressly assume, by a guarantee agreement in form reasonably satisfactory to the Trustee, all of the obligations of International under the International Guarantee.

          SECTION 4.03. PURCHASE OPTION ON FUNDAMENTAL CHANGE. This Article IV does not affect the obligations of the Company (including, without limitation, any successor to the Company) under Section 3.06.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

          SECTION 5.01. EVENTS OF DEFAULT. An "Event of Default" with respect to the Convertible Notes occurs if:

          (a) the Company defaults in the payment of principal of the Convertible Notes when due at maturity, upon repurchase, upon acceleration or otherwise;

          (b) the Company defaults in the payment of any installment of interest on the Convertible Notes when due (including any interest payable in connection with a repurchase pursuant to Section 3.06) and such default continues for 30 days or more;

          (c) the Company defaults (other than a default set forth in clauses
     (a) and (b) above and clauses (d) and (e) below) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes;

          (d) the Company defaults in the payment of the Fundamental Change Payment in respect of the Convertible Notes on the date therefor;

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                                                                              31

          (e) the Company fails to provide timely notice of any Fundamental Change in accordance with Section 3.06;

          (f) the Company, pursuant to or within the meaning of any Bankruptcy
     Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian (as defined hereafter) of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors;

               (v) makes the admission in writing that it generally is unable to pay its debts as the same become due;

          (g) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company in an involuntary case,

               (ii) appoints a Custodian of the Company, or

               (iii) orders the liquidation of the Company,

and in any case, the order or decree remains unstayed and in effect for 90 days; or

          (h) there occurs a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any subsidiary of the Company (or the payment of which is guaranteed by the Company or any subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, is in the aggregate $50 million or more, and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 5.02. ACCELERATION. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (f) and (g) of
Section 5.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes,

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                                                                              32

by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest on all the Convertible Notes then outstanding to be due and payable. Upon such declaration such principal amount, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Notes to the contrary. If any Event of Default with respect to the Company specified in clauses (f) or (g) of Section 5.01 occurs, all unpaid principal of and premium, if any, and accrued and unpaid interest on the Convertible Notes then outstanding shall become automatically due and payable without any declaration or other act on the part of the Trustee or any holder of Convertible Notes.

          The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes by notice to the Trustee may rescind an acceleration of the Convertible Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or interest on the Convertible Notes which has become due solely by virtue of such acceleration) have been cured or waived, the amounts payable to the Trustee under Section 6.07 shall have been paid and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

          SECTION 5.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Convertible Notes or to enforce the performance of any provision of the Convertible Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible
Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 5.04. WAIVER OF PAST DEFAULTS. The holders of a majority in aggregate principal amount of the Convertible Notes then outstanding may, on behalf of the holders of all the Convertible Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on the Convertible Notes (other than the non-payment of principal of and interest on the Convertible Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Convertible Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 5.05. CONTROL BY MAJORITY. The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Notes or that may involve the Trustee in personal liability; PROVIDED that the Trustee shall have no duty or obligation (subject to Section 6.01) to ascertain

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                                                                              33

whether or not such actions or forbearances are unduly prejudicial to such holders; PROVIDED, FURTHER, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

          SECTION 5.06. LIMITATION ON SUITS. A holder of a Convertible Note may not pursue any remedy with respect to this Indenture or the Convertible Notes unless:

          (a) the holder gives to the Trustee notice of a continuing Event of Default;

          (b) the holders of at least 25% in principal amount of the then outstanding Convertible Notes make a request to the Trustee to pursue the remedy;

          (c) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the holders of a majority in principal amount of the then outstanding Convertible Notes do not give the Trustee a direction inconsistent with the request.

          A holder of a Convertible Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

          SECTION 5.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Note to receive payment of principal and interest on the Convertible Note, on or after the respective due dates expressed in the Convertible Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Note shall not be impaired or affected without the consent of the holder of a Convertible Note.

          SECTION 5.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 5.01(a), (b) or (d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Convertible Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 6.07.

          SECTION 5.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim or other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. The Trustee shall be entitled or empowered, by intervention in such proofs of claim and other papers or documents as

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                                                                              34

necessary in order to have the claims of the Trustee allowed in any judicial proceedings relative to its property. The Trustee shall be entitled in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal of and interest on the Convertible Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.07.) and of the holders of the Convertible Notes allowed in such judicial proceedings; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each holder of Convertible Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holder of Convertible Notes, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

          SECTION 5.10. PRIORITIES. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 6.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection,

          Second: to holders of Convertible Notes for amounts due and unpaid on the Convertible Notes for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Convertible Notes for principal and interest respectively; and

          Third: to the Company.

          Except as otherwise provided in Section 2.13, the Trustee may fix a record date and payment date for any payment to holders of Convertible Notes.

          SECTION 5.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its

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                                                                              35

discretion may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to
Section 5.07 or a suit by holders of more than 10% in principal amount of the then outstanding Convertible Notes.

                                   ARTICLE VI

                                   THE TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI.

          SECTION 6.01. DUTIES OF THE TRUSTEE. (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default known to the
Trustee:

               (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) or paragraph (e) of this Section;

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or any other officer of the Trustee to whom such matter is referred, because of such person's knowledge of and familiarity with the

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                                                                              36

          particular subject, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

          (f) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 6.02. RIGHTS OF THE TRUSTEE. (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

          (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

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                                                                              37

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Convertible Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Convertible Notes then outstanding, PROVIDED that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

          (i) The permissive rights of the Trustee to take actions enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

          (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 11.05(j).

          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and to each Agent, custodian and other person employed to act hereunder.

          SECTION 6.03.  INDIVIDUAL RIGHTS OF THE TRUSTEE. Subject to Sections
6.10 and 6.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          SECTION 6.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Notes or any money paid to the Company or upon the Company's direction under any provision

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                                                                              38

of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Notes or any other document in connection with the sale of the Convertible Notes or pursuant to this Indenture other than its certificate of authentication.

          SECTION 6.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Convertible Note a notice of the Default or Event of Default within 60 days after such Default or Event of Default occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 5.01(a), (b) (d) or
(h) or a Trust Officer of the Trustee shall have received written notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Convertible Notes. Except in the case of a Default or Event of Default in payment of principal or interest on any Convertible Note, the Trustee may withhold the notice if and so long as a trust committee of its officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Notes.

          SECTION 6.06. REPORTS BY THE TRUSTEE TO HOLDERS. Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Convertible Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to holders of Convertible Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Notes are listed. The Company shall timely notify the Trustee when the Convertible Notes are listed or quoted on any stock exchange or securities market and of any delisting thereof.

          SECTION 6.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall agree in writing for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

          The Company shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee the "Indemnitees") harmless from and against every loss, liability, damages, claim or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, and the costs and expenses of defending any claim (whether asserted by

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                                                                              39

the Company, a holder of Convertible Notes or any other person) (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (i) execution and delivery of this Indenture, (ii) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and (iii) performance under this Indenture except as set forth in the next paragraph. Any Indemnitee shall notify the Company promptly of any claim for which it may seek indemnity under this Section.

          The Company does not need to reimburse any expense or indemnify against any loss incurred by the Trustee or any Indemnitee through its own negligence or willful misconduct.

          The Trustee shall have a lien prior to the Convertible Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 6.07, except that held in trust to pay principal and interest on Convertible Notes. Such liens and the Company's obligations under this Section 6.07 shall survive the termination, satisfaction and discharge of this Indenture and the resignation or removal of the Trustee for any reason.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 6.08. REPLACEMENT OF THE TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 6.08.

          The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Convertible Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 6.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Convertible Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

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                                                                              40

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the holders of at least 10% in principal amount of the then outstanding Convertible Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any holder of a Convertible Note who has been a holder for at least six months fails to comply with Section 6.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 6.07. Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under Section
6.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

          SECTION 6.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or exchanges into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another person, the resulting, surviving or transferee person without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 6.10. ELIGIBILITY, DISQUALIFICATION. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in
Section 10.10. The Trustee is and shall always be subject to TIA Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

          SECTION 6.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                                                              41

                                   ARTICLE VII

                     SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 7.01. DISCHARGE OF INDENTURE. When (a) the Company delivers to the Trustee for cancellation all Convertible Notes theretofore authenticated (other than any other Convertible Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year and the Company deposits with the Trustee, in trust, amounts sufficient to pay at maturity all of the Convertible Notes (other than any Convertible Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and rights to convert the Convertible Notes into Common Stock, (ii) rights hereunder of holders of Convertible Notes to receive payments of principal of and interest on the Convertible Notes, (iii) the obligations under Sections 2.03 and 7.05 hereof and
(iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.04, and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Notes.

          SECTION 7.02. DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE. Subject to Section 7.04, all monies deposited with the Trustee pursuant to
Section 7.01 shall be held in trust and applied by it to the payment, either directly or through the Paying Agent, to the holders of the particular Convertible Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

          SECTION 7.03. PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

          SECTION 7.04. RETURN OF UNCLAIMED MONIES. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Convertible Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of or interest on such Convertible Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; PROVIDED that the Company, or the Trustee at the request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each

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                                                                              42

holder of a Convertible Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Convertible Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. In the absence of a written request from the Company to return unclaimed funds to the Company, as the case may be, the Trustee shall from time to time deliver all unclaimed funds held by it in any capacity hereunder to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee in any capacity hereunder pursuant to this Section 7.04 shall be held uninvested and without any liability for interest.

          SECTION 7.05. REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Convertible Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 7.02; PROVIDED that if the Company makes any payment of interest on or principal of any Convertible Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE VIII

                                   AMENDMENTS

          SECTION 8.01. WITHOUT THE CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Convertible Notes without notice to or the consent of any holder of a Convertible Note for the purposes of:

          (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, PROVIDED such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes;

          (b) providing for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes;

          (c) evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company hereunder and in the Convertible Notes as permitted by Section 4.01;

          (d) providing for conversion rights and/or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 4.01 and/or 11.06;

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                                                                              43

          (e) reducing the Conversion Price;

          (f) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

          (g) making any changes that would provide the holders of the Convertible Notes with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder; or

          (h) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          SECTION 8.02. WITH THE CONSENT OF HOLDERS. Subject to Section 5.07, the Company and the Trustee may amend or supplement this Indenture or the Convertible Notes with the written consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes).

          Subject to Sections 5.04 and 5.07, the holders of a majority in principal amount of the Convertible Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Notes.

          However, without the consent of each holder of a Convertible Note affected, an amendment or waiver under this Section 8.02 may not (with respect to any Convertible Notes held by a non-consenting holder):

          (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the time for payment of principal with respect to any Convertible Note;

          (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest on, any Convertible Note;

          (d) waive a Default or Event of Default in the payment of principal of or interest on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

          (e) make the principal of or interest on any Convertible Note payable in money other than as provided for herein and in the Convertible Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Convertible Notes to receive payments of principal of or interest on the Convertible Notes;

          (g) except as permitted herein (including Section 8.01(a)), increase the Conversion Price or modify the provisions contained herein relating to conversion of the Convertible Notes in a manner adverse to the holders thereof;

          (h) make any change in the ranking or priority of any Convertible Note that would be adverse to the holders of the Convertible Notes;

          (i) make any change in the International Guarantee or any Subsidiary Guarantee that would adversely affect the holders of the Convertible Notes; or

          (j) make any change to the abilities of holders of Convertible Notes to enforce their rights hereunder or the provisions of clauses (a) through
     (i) of this Section 8.02.

          To secure a consent of the holders of Convertible Notes under this
Section 8.02, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 8.02 becomes effective, the Company shall mail to holders of Convertible Notes a notice briefly describing the amendment or waiver.

          SECTION 8.03. COMPLIANCE WITH THE TRUST INDENTURE ACT. Every amendment to this Indenture or the Convertible Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 8.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment or waiver becomes effective, a consent to it by a holder of a Convertible Note is a continuing consent by the holder and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder's Convertible Note, even if notation of the consent is not made on any Convertible Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Note or portion of a Convertible Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Convertible Notes have consented to the amendment or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Convertible Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Convertible Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Convertible Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every holder of a Convertible Note, unless it is of the type described in clauses (a)
- (j) of Section 8.02. In such

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                                                                              45

case, the amendment or waiver shall bind each holder of a Convertible Note who has consented to it and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder's Convertible Note.

          SECTION 8.05. NOTATION ON OR EXCHANGE OF CONVERTIBLE NOTES. Convertible Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Notes without charge to the holders of the Convertible Notes, except as specified in Section 2.06.

          SECTION 8.06. TRUSTEE PROTECTED. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article VIII if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE IX

                                   GUARANTEES

          SECTION 9.01. SUBSIDIARY GUARANTEES. (a) Subject to the provisions of this Article IX, each Subsidiary Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to each holder of Convertible Notes and to the Trustee on behalf of the holders (i) the due and punctual payment of principal of, premium, if any, and interest in full on each Convertible Note when and as the same shall become due and payable whether at stated maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest in full on the Convertible Notes, to the extent permitted by law, and (iii) the due and punctual performance of all other obligations of the Company and the other Subsidiary Guarantors to the holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Convertible Notes and this Indenture. In case of the failure of the Company punctually to make any such principal or interest payment or the failure of the Company or any Subsidiary Guarantor to perform any such other obligation, each Subsidiary Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the time for payment of principal with respect thereto, by declaration of acceleration or otherwise, and as if such payment were made by the Company and to perform any such other obligation of the Company immediately. Each Subsidiary

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                                                                              46

Guarantor hereby further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under these Subsidiary Guarantees. The Subsidiary Guarantees under this Article IX are guarantees of payment and not of collection.

          (b) Each of the Company and the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any Subsidiary Guarantor, any right to require a proceeding first against the Company or any Subsidiary Guarantor, protest or notice with respect to the Convertible Notes or the indebtedness evidenced thereby and all demands whatsoever, and covenants that these Subsidiary Guarantees will not be discharged except by complete performance of the obligations contained in the Convertible Notes and in this Indenture, or as otherwise specifically provided therein and herein.

          (c) Each Subsidiary Guarantor hereby waives and relinquishes:

          (i) any right to require the Trustee, the holders or the Company (each, a "Benefitted Party") to proceed against the Company, the subsidiaries of the Company or any other person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors;

         (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

        (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the subsidiaries of the Company, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the subsidiaries of the Company or on the part of any other person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

         (iv) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement;

          (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

         (vi) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
     Section 1111(b)(2) of the Bankruptcy Law; and

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                                                                              47

        (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

          (d) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and holders and the Trustee, on the other hand, (i) for purposes of the relevant Subsidiary Guarantee, the maturity of the obligations guaranteed by such Subsidiary Guarantee may be accelerated as provided in Article V herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (ii) in the event of any acceleration of such obligations (whether or not due and payable) such obligations shall forthwith become due and payable by such Subsidiary Guarantor for purposes of such Subsidiary Guarantee.

          (e) The Subsidiary Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, premium, if any, or interest on any of the Convertible Notes is rescinded or must otherwise be returned by the holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiary Guarantors, all as though such payment had not been made.

          (f) Each Subsidiary Guarantor shall be subrogated to all rights of the holders against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of the Subsidiary Guarantees or this Indenture; PROVIDED that a Subsidiary Guarantor shall not be entitled to enforce or to receive any payments until the principal of, premium, if any, and interest on all Convertible Notes issued hereunder shall have been paid in full.

          SECTION 9.02. OBLIGATIONS OF SUBSIDIARY GUARANTORS UNCONDITIONAL. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be Subsidiary Guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Convertible Notes or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any holder or by the Trustee with respect to any provisions thereof or of this Indenture, the entry of any judgment against the Company or any other Subsidiary Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

          SECTION 9.03. LIMITATION ON SUBSIDIARY GUARANTORS' LIABILITY. Each Subsidiary Guarantor and by its acceptance hereof each holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article IX shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article IX, result in the

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                                                                              48

obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

          SECTION 9.04. RELEASES OF SUBSIDIARY GUARANTEES. (a) In the event an entity that is a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not such Subsidiary Guarantor is the surviving corporation in such transaction, to a person which is not the Company or an Affiliate of the Company, then such entity shall cease to be a Subsidiary Guarantor, whether or not a Default has occurred and is continuing.

          (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Convertible Notes and for the other obligations of the Company, such Subsidiary Guarantor and any other Subsidiary Guarantor under this Indenture as provided in this Article IX.

          SECTION 9.05. RELEASE OF INTERNATIONAL GUARANTEE. Notwithstanding other provisions of this Indenture, International shall be released from and discharged of its obligations under the International Guarantee at such time as the Convertible Notes are assigned an Investment Grade rating by both Rating Agencies if, after giving effect to such release:

          (a) the Convertible Notes will continue to be assigned an Investment Grade rating by both Rating Agencies;

          (b) the Investment Grade rating shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof;

          (c) no Default has occurred and is continuing; and

          (d) the Company has outstanding no other Indebtedness, which at such time has an aggregate outstanding principal amount in excess of $25 million that is guaranteed by International.

          SECTION 9.06. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO SUBSIDIARY GUARANTORS. (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate or an Opinion of Counsel or both, the definitions of such terms herein shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

          (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor shall be sufficient if evidenced by a Company Order; PROVIDED that the definition of such term herein shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

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                                                                              49

          (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Convertible Notes to or on any Subsidiary Guarantor may be given or served as described in Section 10.02 herein.

          (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 6.02 herein as if all references therein to the Company were references to such Subsidiary Guarantor.

                                   ARTICLE II

                               GENERAL PROVISIONS

          SECTION 10.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply. Each Subsidiary Guarantor, in addition to performing its obligations under its Subsidiary Guarantee, shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

          SECTION 10.02. NOTICES. Any notice or communication by the Company or the Trustee to the other parties is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other party's address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to holders of Convertible Notes) shall be deemed to have been duly given at the time delivered by hand if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

          Any notice or communication to a holder of a Convertible Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in the notice or communication shall not affect its sufficiency with respect to other holders.

          If a notice or communication to a holder of a Convertible Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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                                                                              50

          If the Company sends a notice or communication to holders of Convertible Notes, it shall send a copy to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

          SECTION 10.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other holders with respect to their rights under this Indenture or the Convertible Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA
Section 312(c).

          SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture except in the case of the original issuance of the Convertible Notes hereunder the Company, as the case may be, shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with; and

               (2) an opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

          SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture except in the case of the original issuance of the Convertible Notes hereunder (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

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                                                                              51

          Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

          Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

          SECTION 10.06. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by, or a meeting of, holders of Convertible Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 10.07. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, and a "business day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture is a Legal Holiday, then such date shall be the next succeeding business day.

          SECTION 10.08. NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company or any Subsidiary Guarantor from time to time shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Convertible Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this
Section 10.08.

          SECTION 10.09. COUNTERPARTS. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 10.10. OTHER PROVISIONS. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

          The reporting date for Section 6.06 is December 18 of each year. The first reporting date is December 18, 2003.

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                                                                              52

          The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          The Company's address is:

          Navistar International Corporation
          4201 Winfield Road, P.O. Box 1488
          Warrenville, Illinois 60555
          Attention: Treasurer
          Facsimile: (630) 753-5000
          Telephone: (630) 753-5000

     The Trustee's address is:

          BNY Midwest Trust Company
          2 North LaSalle Street
          Suite 1020
          Chicago, Illinois 60602
          Attention: Dan Donovan
          Facsimile: (312) 827-8542
          Telephone: (312) 827-8547

          SECTION 10.11. GOVERNING LAW. The laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute) shall govern this Indenture and the Convertible Notes.

          SECTION 10.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of their respective subsidiaries. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 10.13. SUCCESSORS. All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Convertible Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 10.14. SEVERABILITY. In case any provision in this Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.15. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

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                                                                              53

                                   ARTICLE III

                         CONVERSION OF CONVERTIBLE NOTES

          SECTION 11.01. RIGHT OF CONVERSION. Subject to and upon compliance with the provisions of this Indenture, each holder of Convertible Notes shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the Maturity Date (except that with respect to any Convertible Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate on the close of business on the Fundamental Change Payment Date (unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase in accordance with Section 3.06)) to convert the principal amount of any Convertible Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Convertible Note so to be converted in whole or in part in the manner provided in Section 11.02. Convertible Notes in respect of which a holder has delivered a Fundamental Change repurchase notice exercising the option of such holder to require the Company to repurchase such Convertible Notes may be converted only if the Fundamental Change repurchase notice is withdrawn in accordance with the terms of this Indenture. A holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such holder of Convertible Notes has converted his or her Convertible Notes into Common Stock, and only to the extent such Convertible Notes are deemed to have been converted into Common Stock under this Article XI.

          SECTION 11.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. To exercise, in whole or in part, the conversion privilege with respect to any Convertible Note, the holder of such Convertible Note shall surrender such Convertible Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 3.04, accompanied by the funds, if any, required by the final paragraph of this
Section 11.02 and a duly signed and completed written notice of conversion in the form provided on the Convertible Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Convertible Notes elects to convert such Convertible Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes or any withholding, if required pursuant to
Section 11.07. Each such Convertible Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Convertible Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Convertible Notes or his or her duly authorized attorney. The holder of such Convertible Notes will be required to pay any withholding tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion and in respect of any transfer involved in the issue or delivery of the Common Stock by the Company in the name of a person other than the holder of a Convertible Note. The date on which the holder of Convertible Notes

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                                                                              54

satisfies each of the requirements provided in this paragraph shall be referred to as the "Conversion Date."

          Upon the conversion of the Convertible Notes into Common Stock (subject to Section 11.03), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 3.04, (1) no later than the fifth business day after the Conversion Date, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note and (2) a check or cash in an amount calculated pursuant to Section 11.03 in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion no later than the tenth business day after the Conversion Date.

          Certificates representing shares of Common Stock will not be issued or delivered unless all withholdings, taxes and duties, if any, payable by the holder have been paid. In case any Convertible Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Convertible Note so surrendered, without charge to him or her, a new Convertible Note or Convertible Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Note.

          Each conversion shall be deemed to have been effected as to any such Convertible Note (or portion thereof) on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on the applicable Conversion Date the holder of record of the shares represented thereby; PROVIDED that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Note is surrendered.

          Any Convertible Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment through the close of business on the last Trading Day immediately preceding such interest payment date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; PROVIDED that no such payment need be made if there exists at the time of conversion a default in the payment of interest on the Convertible Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Convertible Note at the close of business on such record date; PROVIDED that if the Company defaults in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 11.02, no payment or other adjustment shall be made for interest accrued on any Convertible Note converted or for dividends on any shares issued upon the conversion of such Convertible Note as provided in this Article XI.

          SECTION 11.03. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion

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                                                                              55

of Convertible Notes. If more than one Convertible Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Note or Convertible Notes, the Company shall make an adjustment therefor in cash based upon the Sale Price of the Common Stock as of the last Trading Day prior to the Conversion Date.

          SECTION 11.04. CONVERSION PRICE. The Conversion Price shall be as specified in the form of Convertible Note attached as Exhibit A hereto, subject to adjustment as provided in this Article XI.

          SECTION 11.05. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time as follows:

          (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 11.05(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 11.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) If the Company shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 11.05(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus

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                                                                              56

the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 11.05(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in Section 11.05(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 11.05(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 11.05(g)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 11.05(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Notes shall have the right to receive upon conversion of a Convertible Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Convertible Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 11.05(g) to the extent possible.

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                                                                              57

          Notwithstanding any other provision of this Section 11.05(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 11.05(d) if the Company makes proper provision so that each holder of Convertible Notes who converts a Convertible Note (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Convertible Note into Common Stock.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(d) (and no adjustment to the Conversion Price under this Section 11.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 11.05(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 11.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

          For purposes of this Section 11.05(d) and Sections 11.05(a) and (c), any dividend or distribution to which this Section 11.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11.05(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 11.05(c) applies (and any Conversion Price reduction required by this Section 11.05(d) with respect to such dividend or

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                                                                              58

distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 11.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 11.05(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 11.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11.05(a)).

          (e) If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed upon a merger, share exchange or consolidation to which Section 11.06 applies or as part of a distribution referred to in Section 11.05(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all-cash distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 11.05(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 11.05(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 11.05(g)) on the date immediately preceding the date on which such distribution is declared by the Company times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date and (ii) the denominator of which shall be equal to the Current Market Price on such date; PROVIDED that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Notes shall have the right to receive upon conversion of a Convertible Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Convertible Note (or portion thereof) immediately prior to such date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 11.05(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 11.05(e).

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                                                                              59

          (f) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 11.05(f) has been made and (2) the aggregate amount of any such all-cash distributions to all holders of the Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 11.05(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 11.05(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 11.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 11.05(f).

          (g) For purposes of this Section 11.05, the following terms shall have the meaning indicated:

               (1) "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security

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                                                                              60

          is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

               (2) "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; PROVIDED that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 11.05(a), (b),
          (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the closing price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 11.05(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 11.05(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 11.05(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding Trading Days; PROVIDED that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
          Section 11.05(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted

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                                                                              61

          by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
          Section 11.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 11.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

               (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 11.05(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Convertible Notes at his or her last address appearing on the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in

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                                                                              62

effect; PROVIDED that any adjustments which by reason of this Section 11.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XI shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

          No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Notes at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (k) In any case in which this Section 11.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Convertible Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

          (l) For purposes of this Section 11.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (m) In lieu of making any adjustment to the Conversion Price pursuant to Section 11.05(d) or (e), the Company may elect to reserve the amount and kind of distributions for distribution to the holders of Convertible Notes upon the conversion of the Convertible Notes so that any such holder converting Convertible Notes will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount and kind of distributions which such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Convertible Notes into Common Stock, together, in the case of clause (e), with any interest accrued with respect to such amount, in accordance with this Section 11.05(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount and kind of distribution equal to the aggregate amount that the holders of Convertible Notes would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Convertible Notes into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee pursuant to arrangements reasonably

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                                                                              63

satisfactory to the Trustee in U.S. Government Obligations with a maturity not more than three (3) months from the date of issuance. Upon conversion of Convertible Notes by a holder thereof, such holder shall be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Convertible Note into Common Stock, along with such holder's pro-rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 11.05(m), the Company shall give or shall cause to be given notice to all holders of Convertible Notes of such election, which notice shall state the amount of cash per $1,000 principal amount of Convertible Notes such holders shall be entitled to receive (excluding interest) upon conversion of the Convertible Notes as a consequence of the Company having made such election.

          SECTION 11.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Convertible Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Convertible Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Convertible Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this
Section 11.06, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
XI. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other

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                                                                              64

securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Convertible Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Convertible Notes at his or her address appearing on the Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

          If this Section 11.06 applies to any event or occurrence, Section
11.05 shall not apply.

          SECTION 11.07. TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Convertible Notes shall be made without charge to the converting holder except for any withholding, tax or duty in respect of the issue thereof. The Company shall not, however, be required to pay any withholding, tax or duty which may be required in respect of any Convertible Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such withholding, tax or duty or shall have established to the satisfaction of the Company that such withholding, tax or duty has been paid.

          SECTION 11.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Convertible Notes from time to time as such Convertible Notes are presented for conversion.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Common Stock issued upon conversion of Convertible Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company further covenants that no later than the date the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective and as long as the Common Stock is listed on the New York Stock Exchange, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of such

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                                                                              65

market, and if at any time thereafter the Common Stock becomes quoted on the Nasdaq National Market or listed on any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be so quoted or listed and kept so quoted or listed.

          SECTION 11.09. RESPONSIBILITY OF TRUSTEE. The Trustee shall not at any time be under any duty of responsibility to any holders of Convertible Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 6.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XI. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Convertible Notes upon the conversion of their Convertible Notes after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

          SECTION 11.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. If:

          (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to
     Section 11.05 as to which the Company has made an election in accordance with Section 11.05(m));

          (b) the Company authorizes the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 11.05(d));

          (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

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                                                                              66

          (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Convertible Notes at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

          SECTION 11.11. RESTRICTION ON COMMON STOCK ISSUABLE UPON CONVERSION.
(a) shares of Common Stock to be issued upon conversion of Convertible Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Convertible Notes, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 11.11(c).

          (b) If (i) shares of Common Stock to be issued upon conversion of a Convertible Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Convertible Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

          (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers

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                                                                              67

thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

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                                                                              68

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written, signifying their agreements contained in this Indenture.


                                          NAVISTAR INTERNATIONAL CORPORATION

                                          By:    /s/ THOMAS M. HOUGH
                                             ---------------------------------
                                          Name:  Thomas M. Hough
                                          Title: Vice President and Treasurer


                                          INTERNATIONAL TRUCK AND ENGINE
                                          CORPORATION

                                          By:     /s/ THOMAS M. HOUGH
                                             ---------------------------------
                                          Name:  Thomas M. Hough
                                          Title: Vice President and Treasurer


                                          BNY MIDWEST TRUST COMPANY, as Trustee

                                          By:    /s/ DANIEL G. DONOVAN
                                             ---------------------------------
                                          Name:  Daniel G. Donovan
                                          Title: Assistant Vice President

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

          [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

          [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

----------
(1) These paragraphs should be included only if the security is a Global
    Security.

(2) These paragraphs to be included only if the security is a Transfer Restricted Security.

MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE HOLDER HEREOF ALSO AGREES NOT TO ENGAGE, DIRECTLY OR INDIRECTLY, IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

          THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH PURCHASER BY ITS PURCHASE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS SECURITY FOR OR ON BEHALF OF, AND WILL NOT TRANSFER THIS SECURITY TO, ANY EMPLOYEE BENEFIT PLAN (A "PLAN") AS DEFINED IN
SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), EXCEPT THAT SUCH PURCHASE FOR OR ON BEHALF OF A PLAN SHALL BE
PERMITTED:

          (I) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE PURCHASER IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

          (II) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE PURCHASER IN WHICH, AT ANY TIME WHILE THESE SECURITIES ARE OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

          (III) TO THE EXTENT SUCH PURCHASE IS MADE BY AN INVESTMENT FUND ON BEHALF OF A PLAN BY (A) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE "1940 ACT"), THAT HAD AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $50.0 MILLION AND HAD STOCKHOLDERS' OR PARTNERS' EQUITY IN EXCESS OF $750,000, AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR (B) A BANK AS DEFINED IN SECTION 202(A)(2) OF THE 1940 ACT WITH EQUITY CAPITAL IN EXCESS OF $1.0 MILLION AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, OR (C) AN INSURANCE COMPANY WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE, ACQUIRE OR DISPOSE OF ANY ASSETS OF A PENSION OR WELFARE PLAN, WHICH INSURANCE COMPANY HAS AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, NET WORTH IN EXCESS OF $1.0 MILLION AND WHICH IS SUBJECT TO SUPERVISION AND EXAMINATION BY A STATE AUTHORITY HAVING SUPERVISION OVER INSURANCE COMPANIES AND, IN ANY CASE, SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH INVESTMENT ADVISER, BANK OR INSURANCE COMPANY AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

          (IV) TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN, AS DEFINED IN
     SECTION 3(32) OF ERISA WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, AND AS DEFINED IN SECTION 414(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE");

          (V) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED

     TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

          (VI) TO THE EXTENT PURCHASE IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(A) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS SECURITY, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS SECURITY; OR

          (VII) TO THE EXTENT SUCH PURCHASE WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OR SECTION 4975(C)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION IS UNAVAILABLE.

No. 1

$

                                                               CUSIP 63934E AF 5
                                                         ISIN No. US 6393 4EAF51

                       NAVISTAR INTERNATIONAL CORPORATION

              2 1/2% SENIOR CONVERTIBLE NOTE DUE DECEMBER 15, 2007

Navistar International Corporation, a Delaware Corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to Cede & Co., or registered assigns,

the principal sum of One Hundred and Ninety Million Dollars ($190,000,000) on December 15, 2007 [, or such lesser amount as is indicated on Schedule A on the reverse hereof](3).

Interest Payment Dates: June 15 and December 15, commencing June 15, 2003

Regular Record Dates: June 1 and December 1

This security is convertible as specified on the other side of this security. Additional provisions of this security are set forth on the other side of this security.

----------
(3) This phrase should be included only if this security is a Global Security.(

                                    EXHIBIT A

                                    IN WITNESS WHEREOF, the Company has
                                    caused this instrument to be duly executed

                                    NAVISTAR INTERNATIONAL CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Trustee's Certificate of Authentication: This is one of the Convertible Notes described in the within- mentioned Indenture.


                                          BNY MIDWEST TRUST COMPANY,
                                          as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Signatory
                                             Dated:

                              NOTATION OF GUARANTEE

For value received, International (which term includes any successor person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of December 16, 2002 (the "INDENTURE"), among Navistar International Corporation, International and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Convertible Notes (as defined in the Indenture), when and as the same shall become due and payable whether at the Maturity Date, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Convertible Notes, to the extent permitted by law, and (iii) the due and punctual performance of all other obligations of the Company and any other Subsidiary Guarantor, if any, to the holders of the Convertible Notes or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Convertible Notes and the Indenture. In case of the failure of the Company to punctually make any such principal or interest payment or the failure of the Company to perform any such other obligation, International hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Maturity Date, by acceleration or otherwise. The obligations of International to the holders of the Convertible Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. The obligations of International will be released only in accordance with the provisions of Article IX of the Indenture.

          IN WITNESS WHEREOF, International has caused this Guarantee to be duly executed


                                          INTERNATIONAL TRUCK AND ENGINE
                                          CORPORATION,

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                               (Back of Security)

                       NAVISTAR INTERNATIONAL CORPORATION

              2 1/2% SENIOR CONVERTIBLE NOTE DUE DECEMBER 15, 2007

1. INTEREST. Navistar International Corporation, a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this 2 1/2% Senior Convertible Note Due December 15, 2007 (this "Convertible Note") at the rate per annum shown above. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2003; PROVIDED that such interest may be increased by any Additional Interest accruing from time to time on the principal amount of this Convertible Note as provided in the Registration Rights Agreement relating to the Convertible Notes and Common Stock issuable upon conversion of such Convertible Notes dated as of December 16, 2002, by and among the Company, International Truck and Engine Corporation and Credit Suisse First Boston Corporation, as such agreement may be amended, modified or supplemented from time to time (the "Registration Rights Agreement"). Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement. Interest on the Convertible Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from December 16, 2002. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in any partial month.

2. METHOD OF PAYMENT. The Company will pay interest on the Convertible Notes (except defaulted interest) to the person in whose name each Convertible
     Note is registered at the close of business on the June 1 or December 1 immediately preceding the relevant interest payment date (each a "Regular Record Date") (other than with respect to a Convertible Note or portion thereof repurchased in connection with a Fundamental Change on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date, in which case accrued interest shall be payable (unless such Convertible Note or portion thereof is converted) to the holder of the Convertible Note or portion thereof redeemed or repurchased in accordance with the applicable repurchase provisions of the Indenture). The holder must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest on, the Convertible Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Convertible Notes (including principal, premium, and interest) will be made by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

3. PAYING AGENT AND REGISTRAR. BNY Midwest Trust Company (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Convertible Notes under an Indenture dated as of December 16, 2002 (the "Indenture") by and between the Company, International Truck and Engine Corporation ("International") and the Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Convertible Notes are unsecured general obligations of the Company limited to $190,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given them in the Indenture.

5. FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change, the Company shall make a Fundamental Change Offer to repurchase all outstanding Convertible Notes at a price equal to 100% of the aggregate principal amount of the Convertible Notes, plus (subject to paragraph 2) accrued and unpaid interest to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Fundamental Change Offer, the holder hereof must comply with the terms thereof, including surrendering this Convertible Note, with the "Option of Holder to Elect Repurchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Fundamental Change Offer mailed to holders as provided in the Indenture, prior to termination of the Fundamental Change Offer.

6. DENOMINATIONS, TRANSFER AND EXCHANGE. The Convertible Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered and Convertible Notes may be converted as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note submitted for repurchase.

7. PERSONS DEEMED OWNERS. The registered holder of a Convertible Note may be treated as its owner for all purposes.

8. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes.

          Without the consent of any holder, the Indenture or the Convertible Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes; (b) provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 4.01 of the Indenture; (d) provide for conversion rights and/or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 4.01 and/or 11.06 of the Indenture; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Notes held by a non-consenting holder): (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Convertible Note; (c) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Convertible Notes; (d) waive a Default or Event of Default in the payment of principal of, or interest on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of or interest on any Convertible Note payable in money other than as provided for in the Indenture and in the Convertible Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Notes to receive payments of principal of or interest on the Convertible Notes; (g) except as permitted by the Indenture (including Section 8.01(a)), increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Convertible Notes in a manner adverse to the holders thereof; (h) make any change in the ranking or priority of any Convertible Note that would adversely affect the holders of the Convertible Notes; (i) make any change in the International Guarantee or any Subsidiary Guarantee that would adversely affect the holders of the Convertible Notes; or (j) make any change to the ability of holder of Convertible Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (i) of
     Section 8.02 of the Indenture.

9. DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of the Convertible Notes, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest on the Convertible Notes; (c) default by the Company for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (d) default in the payment of the Fundamental Change Payment in respect of the Convertible Notes on the date therefor; (e) failure to provide timely notice of a Fundamental Change; (f) certain events involving bankruptcy, insolvency or reorganization of the Company; or (g) there occurs a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any subsidiary of the Company (or the payment of which is guaranteed by the

     Company or any subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, is in the aggregate $50 million or more, and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare the unpaid principal of, and accrued and unpaid interest on, all Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Convertible Notes become due and payable without further action or notice. Holders of Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

10. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

11. NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Notes.

12. AUTHENTICATION. This Convertible Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

14. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Convertible Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Convertible Note or any portion hereof is subject to a duly completed election for repurchase, on or before the close of business on the Fundamental Change Payment Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase)) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of the Company ("Common Stock") obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the Conversion Price of $34.7100 per share, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of this Convertible Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Convertible Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Convertible Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company's assets.

          The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall pay cash in lieu of such fractional shares in the manner described in the Indenture.

15. GUARANTEE. The Convertible Notes are guaranteed on a senior unsecured basis by International, subject to the release of such guarantee under certain circumstances as provided in the Indenture. The Convertible Notes may after the date hereof become entitled to additional Subsidiary Guarantees made for the benefit of the holders under certain circumstances as provided in the Indenture.

          The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Navistar International Corporation, 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555, Attn: Investor Relations, Telephone
Number: (630) 753-5000.

                     Schedule A to 2 1/2% Senior Convertible
                          NOTE DUE DECEMBER 15, 2007(4)

                        Beginning           Principal Amount           Ending
Date of Transfer   Outstanding Balance       Transferred       Outstanding Balance




----------
Note: Reflects the aggregate principal amount of Transfer Restricted Securities that have been sold by the holder thereof under the Company's Shelf Registration Statement on Form S-3 as required by the Registration Rights Agreement.

----------
(4) This schedule should be included only if the security is a Global Security.

                            FORM OF CONVERSION NOTICE

To:  NAVISTAR INTERNATIONAL CORPORATION

     The undersigned beneficial owner of the Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Navistar International Corporation in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Convertible Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Convertible Note.

Dated:

Fill in for registration of shares if to     ___________________________________
     be delivered, and Convertible Notes
     if to be issued, other than to and
     in the name of the beneficial owner     ___________________________________
     (Please Print):


                                             -----------------------------------
                                             Signature(s)
                                             Principal amount to be
                                             converted (if less than
-------------------------------------        all);
               (Name)                        -----------------------------------
-------------------------------------                    $__,000
          (Street Address)
-------------------------------------        -----------------------------------
        (City, State and Zip Code)           Social Security or other
                                             Taxpayer Identification
                                             Number

Signature Guarantee:

--------------------------------------------------------

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Convertible Notes are to be delivered, other than to and in the name of the registered holder(s).

                                 ASSIGNMENT FORM

         To assign this Convertible Note, fill in the form below: (I) or
                (we) assign and transfer this Convertible Note to

--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

     Your Signature:
                     -----------------------------------------------------
                       (Sign exactly as your name appears on the other
                                 side of this Convertible Note)

     Date:
            ---------------------------------

Medallion Signature Guarantee:
                               -----------------------------------------

                      OPTION OF HOLDER TO ELECT REPURCHASE

          If you wish to have this Convertible Note repurchased by the Company pursuant to Section 3.06 of the Indenture, check the Box: / /

          If you wish to have a portion of this Convertible Note purchased by the Company pursuant to Section 3.06 of the Indenture, state the amount (in multiples of $1,000): $_________.

Date:               Your Signature:
     ------------                  -------------------------------------------
                    (Sign exactly as your name appears on the other side of this Convertible Note)

Medallion Signature Guarantee:
                                ------------------------------------------------

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

                 OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)

Re: 2 1/2% Senior Convertible Notes Due December 15, 2007 (the "Convertible Notes") of Navistar International Corporation

          This certificate relates to $______________ principal amount of Convertible Notes owned in (check applicable box)

          - book-entry or - definitive form by ___________ (the "Transferor").

          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Convertible Notes.

          In connection with such request and in respect of each such Convertible Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Convertible Notes as provided in Section 2.07 of the Indenture dated as of December 16, 2002, among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company (the "Indenture"), and the transfer of such Convertible Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

          / / Such Convertible Note is being transferred pursuant to an effective registration statement under the Securities Act.

          / /  Such Convertible Note is being transferred to the Company.

          / / Such Convertible Note is being transferred inside the United States to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities
               Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

          / / Such Convertible Note is being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

          / / Such Convertible Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act

----------
(5) This certificate should only be included if this security is a Transfer Restricted Security.

               in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

          / / Such Convertible Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Convertible Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

               The Transferor acknowledges and agrees that, if the transferee will hold any such Convertible Notes in the form of beneficial interests in a Global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or pursuant to and in compliance with Regulation S under the Securities Act.

Date:
      -------------------                    -------------------------------
                                             (Insert Name of Transferor)

                                    EXHIBIT B

                     FORM OF RESTRICTED COMMON STOCK LEGEND

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF NAVISTAR THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY APPLICABLE PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF NAVISTAR AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO NAVISTAR, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (Transfers pursuant to Section 11.11(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re: Navistar International Corporation 2 1/2% Senior Convertible Notes Due December 15, 2007 (the "Convertible Notes")

     Reference is hereby made to the Indenture dated as of December 16, 2002 (the "Indenture") by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to _______ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Convertible Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

     In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

     (1)       / /  to the Company; or

     (2)       / /  pursuant to and in compliance with Regulation S under the
                    Securities Act of 1933; or

     (3)       / /  pursuant to an exemption from registration under the
                    Securities Act of 1933 provided by Rule 144 thereunto.

     Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED that if box (2) or
(3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                          [Name of Transferor],

                                          By

                                            ------------------------------------
                                          Name:

                                            ------------------------------------

                                          Title:

                                            ------------------------------------
Dated:

                                       C-2